Exhibit 99

Pall Third Quarter Sales up 6½%

East Hills, NY (June 1, 2005) - - East Hills, NY (June 1, 2005) - - Pall Corporation (NYSE: PLL) today reported sales and earnings results for the third quarter and nine months ended April 30, 2005.

Sales for the quarter increased 6 1/2% to $493.5 million compared to $463.9 million last year. Reported earnings were $43.7 million or 35 cents per share as compared to $46.5 million or 37 cents per share last year. Excluding restructuring and other charges, net of related tax effect, earnings on a pro forma basis, were $46.3 million or 37 cents per share as compared to $47 million or 37 cents per share last year. The effect of foreign currency translation added 4% to revenues and increased earnings per share by 1 cent in the quarter.

Sales for the nine months increased 9% to $1.38 billion compared to $1.27 billion last year. Reported earnings were $97.4 million or 78 cents per share as compared to $96 million or 76 cents per share last year. Excluding restructuring and other charges, net of related tax effect, earnings on a pro forma basis, increased 5 1/2% to $108.6 million or 87 cents per share as compared to $103 million or 81 cents per share last year. The effect of foreign currency translation added 4 1/2% to revenues and increased earnings per share by 3 cents for the nine months.

Restructuring and other charges of approximately $4.3 million and $15.3 million were recorded in the quarter and nine months, respectively. These costs primarily related to the Company's CoRe cost reduction program and business restructuring along with the write down of a strategic investment in the first quarter.

Eric Krasnoff, Chairman and CEO, said, “The far-reaching realignment of our business is nearing completion. We can already see one of its key objectives, spurring top line growth, starting to show through in the quarter and nine month results. Our earnings are stable and now expected to ramp up more in line with our long-term goals starting next fiscal year. By then, the implementation of SOX and our business restructuring will be behind us.”

Our systems business continues to grow and was up over 11% in the quarter. Gross margins were on par with last year as the impact of increased systems business was offset by the savings generated from our CoRe programs.

The results reported in local currency by business are:

Overall Industrial sales grew 3 1/2% in the quarter. The Industrial operating profit margin was 14.2% at a strong $41.5 million.

Looking at the Industrial businesses by reporting segment, Aerospace sales were up 9 1/2% in the quarter fueled by growth in both the Military and Commercial portion of the business in Europe. Aerospace orders worldwide were also very strong in the quarter, increasing 18 1/2%. The Aerospace operating margins, at 20.7% in the quarter, were up 40 basis points compared with last year.

General Industrial sales grew in the quarter by 6 1/2%. The operating profit margin was 12.5%, and operating profit dollars were $23.9 million. Within General Industrial, Water Processing sales grew 27% driven by repeat orders from existing municipal customers. Power Generation and Fuels and Chemicals sales were up 11% and 9%, respectively. Sales growth was strong overall in these markets in the Western Hemisphere, while Asian Power Generation and European Fuels & Chemicals sales also increased strongly. Food and Beverage sales were up 7% led by Asia where sales were up 30% with particular success in the brewing market. Machinery and Equipment sales were down 4 1/2% reflecting softness in the European market. On a pro forma basis and subtracting a divested machine tool business, sales were flat.

Microelectronics sales were down 10 1/2% in the quarter compared to last year due to end market cyclicality. The forecast downturn in the Microelectronics segment was steeper than expected in the large Asian market. Operating profit margin was 14.6% in the quarter.

Turning now to Life Sciences, sales increased 2% in the quarter as strong growth in BioPharmaceuticals was offset by a shortfall in the Medical portion of the business. Life Sciences operating profit margin at 21.6% was on par with last year and operating profit dollars were $43.6 million, up 5%. Sales in the BioPharmaceuticals segment increased 10% compared with last year and 6 1/2% sequentially reflecting increased success selling into the biotechnology sector in the Western Hemisphere. The BioPharmaceuticals operating profit margin was 22.6% and operating profit dollars were up 6%.

Within Medical, the BioSciences portion of the business grew 7% in the quarter reflecting strong Laboratory sales in the Western Hemisphere and Europe. The blood filtration and hospital product sectors were down 7 1/2% in the quarter on weakness in North America. Medical operating profit margins were 20.9% and operating profit dollars were $24.9 million, up 4 1/2%. We have just released our eagerly anticipated Leukotrap® Affinity Prion Reduction Filter for commercial sale in Europe this past week.

The results by geography, with sales reported in local currency, are:

Sales in the Western Hemisphere grew 5% in the quarter, driven by excellent growth in BioPharmaceuticals and General Industrial of 24 1/2% and 27 1/2%, respectively. These gains were partly offset by shortfalls in Microelectronics and Medical. Sales in Asia increased 4% in the quarter with a double-digit increase in General Industrial, modest growth in our Life Sciences business and a decline in Microelectronics. In Europe, sales were flat as Aerospace sales growth of 36 1/2% was offset by reduced Microelectronics and General Industrial sales. We are pleased to see a return to growth in our Medical business in Europe.”

Mr. Krasnoff concluded, “Pall’s geographic presence is expanding steadily, especially in Asia and Eastern Europe. We are also strengthening our product lines in key markets such as biotechnology, microelectronics, blood filtration and water processing. Alongside these commercial efforts, Pall’s cost reduction program continues to benefit the bottom line. Looking out just two months to our new fiscal year, an accelerating sales trend and an improving cost reduction environment should keep Pall on track to achieve its long term objectives.”

Tomorrow, June 2, 2005, at 8:30 am EST, Pall Corporation will host its quarterly earnings conference call. Individuals can access the webcast on the home page of the Company’s website, www.pall.com. Listening to the webcast requires speakers and Microsoft Windows Media Player software. The webcast will be archived for 30 days.

About Pall Corporation:

Pall Corporation is the global leader in the rapidly growing field of filtration, separations and purification. Pall’s business is organized around two broad markets: Life Sciences and Industrial. The Company provides leading-edge products to meet the demanding needs of customers in biotechnology, pharmaceutical, transfusion medicine, semiconductor, water purification, aerospace and broad industrial markets. Total revenues for fiscal 2004 were $1.8 billion. The Company headquarters are in East Hills, New York with extensive operations throughout the world. Visit Pall at www.pall.com.

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current Company expectations and are subject to risks and uncertainties which could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to: fluctuations in foreign currency exchange rates; regulatory approval and market acceptance of new technologies; changes in product mix and product pricing and in interest rates and cost of raw materials; the Company’s success in enforcing its patents and protecting its proprietary products and manufacturing techniques and its ability to achieve the savings anticipated from its cost reduction initiatives; global and regional economic conditions and legislative, regulatory and political developments; and domestic and international competition in the Company’s global markets. Additional information regarding these and other factors is available on the Web at www.pall.com and is included in the Company’s reports filed with the U.S. Securities and Exchange Commission. Copies of such reports can be obtained, without charge, at www.sec.gov.

Management uses certain non-GAAP measurements to assess Pall’s current and future financial performance. The non-GAAP measurements do not replace the presentation of Pall’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing Pall’s financial position and results of operations. Pall has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of on-going operations.

PALL CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)

	APR. 30,		JUL. 31,
	2005		2004

Assets

Cash and short-term investments	$182,297		$207,277
Accounts receivable, net	484,160		468,905
Inventories, net	375,001		302,861
Other current assets	98,617		90,772

Total current assets	1,140,075		1,069,815

Property, plant and equipment, net	620,800		600,383
Other assets	490,730	(a)	470,185

Total assets	$2,251,605		$2,140,383

Liabilities and Stockholders’ Equity

Short-term debt	$61,449		$59,482
Accounts payable, income taxes
and other current liabilities	362,729		381,034

Total current liabilities	424,178		440,516

Long-term debt	528,105		488,686
Deferred taxes and other
non-current liabilities	140,160		156,742

Total liabilities	1,092,443		1,085,944

Stockholders’ equity	1,159,162		1,054,439

Total liabilities and
stockholders’ equity	$2,251,605		$2,140,383

(a) Includes $29,841 which represents the excess cost over the book value of the net assets acquired of Biosepra S.A. and Euroflow UK Ltd.

PALL CORPORATION CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(Amounts in thousands, except per share data)

	THIRD QUARTER ENDED				NINE MONTHS ENDED

	APR.30,		APR.30,		APR.30,		APR.30,
	2005		2004		2005		2004

Net sales	$493,543		$463,921		$1,377,748		$1,266,292
Cost of sales	248,554		233,634		707,955		649,071

Gross profit	244,989		230,287		669,793		617,221

Selling, general and administrative expenses	161,461		147,972		464,906		423,517
Research and development	15,498		15,707		43,118		43,200
Restructuring and other charges, net	4,292	(a)	681	(b)	15,253	(a)	10,646	(b)
Interest expense, net	7,084		4,797		18,937		15,040

Earnings before income taxes	56,654		61,130		127,579		124,818
Provision for income taxes	12,976		14,616		30,157		28,780

Net earnings	$43,678		$46,514		$97,422		$96,038

Earnings per share:
Basic:	$0.35		$0.37		$0.78		$0.76

Diluted:	$0.35		$0.37		$0.78		$0.76

Average number of shares outstanding:
Basic:	124,869		126,053		124,535		125,856
Diluted:	125,924		127,190		125,481		126,960

Net earnings as reported	$43,678		$46,514		$97,422		$96,038
Restructuring and other charges, net,after pro forma tax effect	2,641		463		11,130		6,915

Pro forma earnings	$46,319		$46,977		$108,552		$102,953

Diluted earnings per share as reported	$0.35		$0.37		$0.78		$0.76
Restructuring and other charges, net	$0.02	(a)	$—	(b)	$0.09	(a)	$0.05	(b)

Pro forma diluted earnings per share	$0.37		$0.37		$0.87		$0.81

(a) Restructuring and other charges, net, includes $4,292 (2 cents per share, after pro forma tax effect) and $12,378 (7 cents per share, after pro forma tax effect) in the third quarter and nine months, respectively, primarily comprised of severance and other costs related to the restructuring of operations into three integrated businesses. In addition, the nine months includes $2,875 (2 cents per share, after pro forma tax effect) related to the impairment of a strategic investment.

(b) Restructuring and other charges, net, for the nine months includes $11,500 (5 cents per share, after pro forma tax effect) to increase environmental reserves in the second quarter and $4,481 (2 cents per share, after pro forma tax effect), primarily related to the restructuring of operations in Europe and Japan ($681 of which was recorded in the third quarter). Offsetting this was a $5,335 (2 cents per share, after pro forma tax effect) adjustment to decrease a pension liability in the first quarter.

PALL CORPORATION MARKET SEGMENT AND GEOGRAPHIC INFORMATION (Unaudited)
(DOLLAR AMOUNTS IN THOUSANDS)

					% CHANGE
SALES			%		IN LOCAL
THIRD QUARTER ENDED:	APR. 30, 2005	APR. 30, 2004	CHANGE		CURRENCY

MARKET SEGMENT
INFORMATION:

Medical (a)	$119,065	$119,662		(1/2)	(3)
BioPharmaceuticals (a)	82,569	72,118	14	1/2	10

Total Life Sciences	201,634	191,780	5		2

General Industrial	191,379	172,476	11		6	1/2
Aerospace	47,755	42,479	12	1/2	9	1/2
Microelectronics	52,775	57,186	(7	1/2)	(10	1/2)

Total Industrial	291,909	272,141	7	1/2	3	1/2

Total	$493,543	$463,921	6	1/2	2	1/2

GEOGRAPHIC INFORMATION:

SALES
TO UNAFFILIATED CUSTOMERS

Western
Hemisphere	$181,283	$171,716	5	1/2	5
Europe	204,658	191,928	6	1/2	—
Asia	107,602	100,277	7	1/2	4

Total	$493,543	$463,921	6	1/2	2	1/2

TOTAL SALES
Western
Hemisphere	$242,406	$221,223
Europe	240,076	219,166
Asia	109,278	101,810
Eliminations	(98,217)	(78,278)

Total	$493,543	$463,921

(a) Certain prior year amounts have been reclassified to conform to the current year presentation.

OPERATING PROFIT THIRD QUARTER ENDED:	APR. 30, 2005%		APR. 30, 2004%

MARKET SEGMENT INFORMATION:

Medical (a)	$24,883	20.9	$23,783	19.9
BioPharmaceuticals (a)	18,679	22.6	17,614	24.4

Total Life Sciences	43,562	21.6	41,397	21.6

General Industrial	23,911	12.5	24,207	14.0
Aerospace	9,900	20.7	8,641	20.3
Microelectronics	7,683	14.6	11,647	20.4

Total Industrial	41,494	14.2	44,495	16.3

Subtotal	85,056	17.2	85,892	18.5
Restructuring and other charges	(4,292)		(681)
General corporate expenses	(17,026)		(19,284)
Interest expense, net	(7,084)		(4,797)

Earnings before income taxes	$56,654		$61,130

GEOGRAPHIC INFORMATION:

Western Hemisphere	$46,523	19.2	$33,767	15.3
Europe	26,002	10.8	35,517	16.2
Asia	15,447	14.1	18,694	18.4
Eliminations	(2,916)		(2,086)

Subtotal	85,056	17.2	85,892	18.5
Restructuring and other charges	(4,292)		(681)
General corporate expenses	(17,026)		(19,284)
Interest expense, net	(7,084)		(4,797)

Earnings before income taxes	$56,654		$61,130

(a) Certain prior year amounts have been reclassified to conform to the current year presentation.

SALES NINE MONTHS ENDED:	APR. 30, 2005	APR. 30, 2004	% CHANGE		% IN LOCAL CURRENCY

MARKET SEGMENT INFORMATION:
Medical (a)	$324,888	$318,530	2		(1)
BioPharmaceuticals (a)	230,976	200,154	15	1/2	10	1/2

Total Life Sciences	555,864	518,684	7		3	1/2

General Industrial	533,057	471,811	13		7
Aerospace	128,536	128,749	—		(2	1/2)
Microelectronics	160,291	147,048	9		5	1/2

Total Industrial	821,884	747,608	10		5	1/2

Total	$1,377,748	$1,266,292	9		4	1/2

GEOGRAPHIC INFORMATION:

SALES
TO UNAFFILIATED CUSTOMERS

Western
Hemisphere	$500,895	$472,046	6		6
Europe	566,267	530,325	7		(1)
Asia	310,586	263,921	17	1/2	14

Total	$1,377,748	$1,266,292	9		4	1/2

TOTAL SALES
Western
Hemisphere	$662,277	$605,330
Europe	659,006	601,999
Asia	314,948	267,561
Eliminations	(258,483)	(208,598)

Total	$1,377,748	$1,266,292

(a) Certain prior year amounts have been reclassified to conform to the current year presentation.

OPERATING PROFIT NINE MONTHS ENDED:	APR. 30, 2005%		APR. 30, 2004%

MARKET SEGMENT
INFORMATION:

Medical (a)	$56,212	17.3	$47,097	14.8
BioPharmaceuticals (a)	54,244	23.5	49,990	25.0

Total Life Sciences	110,456	19.9	97,087	18.7

General Industrial	54,091	10.1	50,530	10.7
Aerospace	22,286	17.3	30,678	23.8
Microelectronics	26,266	16.4	26,848	18.3

Total Industrial	102,643	12.5	108,056	14.5

Subtotal	213,099	15.5	205,143	16.2
Restructuring and other charges	(15,253)		(10,646)
General corporate expenses	(51,330)		(54,639)
Interest expense, net	(18,937)		(15,040)

Earnings before income taxes	$127,579		$124,818

GEOGRAPHIC INFORMATION:

Western Hemisphere	$108,396	16.4	$78,510	13.0
Europe	67,513	10.2	82,934	13.8
Asia	45,211	14.4	46,187	17.3
Eliminations	(8,021)		(2,488)

Subtotal	213,099	15.5	205,143	16.2
Restructuring and other charges	(15,253)		(10,646)
General corporate expenses	(51,330)		(54,639)
Interest expense, net	(18,937)		(15,040)

Earnings before income taxes	$127,579		$124,818

(a) Certain prior year amounts have been reclassified to conform to the current year presentation.

Contact:
Marcus Wilson
Pall Corporation
Tel:      (516) 801-9800